Exhibit 99.2

News From:	For Immediate Release

Kaydon Corporation Contact: Brian P. Campbell President and Chief Executive Officer (734) 747-7025 ext. 129	Global Engineered Solutions READ IT ON THE WEB http://www.kaydon.com

KAYDON COMPLETES ACQUISITION OF PURAFIL, INC.

ANN ARBOR, MICHIGAN, January 10, 2005 — Kaydon Corporation (NYSE:KDN) announced today that it has acquired all of the outstanding capital stock of Purafil, Inc. (“Purafil”) in a cash transaction valued at approximately $43.0 million. The acquisition of Purafil is expected to be accretive to Kaydon’s earnings.

Established in 1973, Purafil is recognized as the world leader in the manufacture and distribution of gas-phase air filtration systems and media for industrial and commercial applications throughout the world. More information on Purafil, and its products and markets, is available on Purafil’s Website www.purafil.com.

Purafil will continue to operate from its headquarters and manufacturing location in Doraville, Georgia, and continue to market its well-established brand name products through its broad international network of representatives and distributors.

Purafil has over 20,000 system installations worldwide used to: prevent corrosion of process control equipment at industrial facilities, improve air quality at commercial and institutional buildings, preserve artifacts in museums, libraries and archives, remove toxic gas releases and control odor at wastewater treatment facilities, remove airborne molecular contamination in semiconductor and electronics assembly clean rooms, and monitor and verify system performance relative to engineered or governmental specifications.

Brian P. Campbell, Kaydon’s President and Chief Executive Officer stated, “We are extremely pleased to have this Leadership Company and its excellent management team join the Kaydon family. Purafil’s global market presence and leading product development efforts provide a strong foundation for its future growth. Similar to Kaydon’s existing businesses, Purafil has highly engineered performance-critical products, leadership product positions in niche markets, a strong management committed to the continued growth of the business, and a record of growth and high cash flow.”

About Kaydon Corporation

Kaydon Corporation is a leading designer and manufacturer of custom-engineered products, supplying a broad and diverse group of industrial, aerospace, medical and electronic equipment, and aftermarket customers.

# # # #

Certain statements in this press release are forward-looking within the meaning of the federal securities laws regarding the Company’s plans, expectations, estimates and beliefs. Forward looking statements are typically identified by words such as “believes,” “anticipates,” “intends,” “will,” “may,” “potential” and other similar expressions. These forward-looking statements may include, among other things, projections of the Company’s financial performance, anticipated growth, characterization of and the Company’s ability to control contingent liabilities, and anticipated trends in the Company’s businesses. These statements are only predictions, based on the Company’s current expectations about future events. While the Company believes any forward-looking statements made are reasonable, actual results could differ materially since the statements are based on the Company’s current expectations and are subject to risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, geopolitical factors, future levels of general industrial manufacturing activity, future financial performance, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending and future litigation and governmental proceedings, estimated legal costs, the estimated fair value of the Company’s assets, the ultimate satisfaction of the Company’s debt obligations, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned to consider these factors when relying on such forward-looking information.

# # # #